Exhibit 1.1
EXECUTION COPY

THE MOSAIC COMPANY
$550,000,000 3.250% Senior Notes Due 2022
$700,000,000 4.050% Senior Notes Due 2027

UNDERWRITING AGREEMENT

November 8, 2017
BNP PARIBAS SECURITIES CORP.
GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representatives of the Several Underwriters,
c/o	BNP Paribas Securities Corp.
787 7th Avenue
New York, NY 10019

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Dear Sirs:
1. Introductory. The Mosaic Company, a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for which BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”),

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to issue and sell to the several Underwriters $550,000,000 aggregate principal amount of its 3.250% Senior Notes due 2022 (the “2022 Securities”) and $700,000,000 aggregate principal amount of its 4.050% Senior Notes due 2027 (the “2027 Securities”, and together with the 2022 Securities, the “Offered Securities”). The Offered Securities will be issued pursuant to an indenture dated as of October 24, 2011 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the 2022 Securities and the 2027 Securities will be established pursuant to an officers’ certificate.
The Company has entered into a Stock Purchase Agreement, dated as of December 19, 2016 (as amended, supplemented or otherwise modified, the “Stock Purchase Agreement”) with Vale S.A. (“Vale”) and Vale Fertilizer Netherlands B.V. (“Vale Netherlands” and, together with Vale, the “Sellers”) pursuant to which the Company agreed, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, to purchase from the Sellers (the “Acquisition”) Vale’s global phosphate and potash operations conducted through Vale Fertilizantes S.A. (the “Acquired Company”).
2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
(a)     Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-216133), including a related prospectus or prospectuses covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 3:20 pm (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.

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“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).
“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(b)     Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post‑effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein

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not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(c)     Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
(ii)     Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
(iii)     Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to

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cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(iv)     Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(d)     Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any subsidiary of the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
(e)     General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in Schedule B to this Agreement and any other documents listed or disclosures identified in Schedule B to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(f)     Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing

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Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(g)     Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)     Good Standing of the Company. (i) The Company and each of its subsidiaries has been duly organized and is existing and in good standing under the laws of its jurisdiction of organization, with corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package; and (ii) the Company and each of its subsidiaries is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (A) to the extent that the concept of due organization, good standing or qualification to do business is not recognized or embodied in the laws of any such jurisdiction or (B) where the failure to be so qualified, or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
(i)     Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Capitalization” as of September 30, 2017.
(j)     Subsidiaries. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except that (1) certain of the subsidiaries are partnerships or joint ventures or export associations for which partners or members may be liable for the obligations of the partnership or joint venture or export association or subject to obligations to contribute additional capital or similar obligations, (2) certain Canadian subsidiaries of the Company are unlimited liability companies

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for which the holders of the equity interests thereof have unlimited liability for obligations of such companies, (3) provisions of various foreign laws or regulations applicable to, or the constituent documents of, foreign subsidiaries may impose obligations to contribute additional capital or impose liability for obligations of the subsidiary on holders of the equity interests thereof, and (4) the concept of validly authorized and issued capital stock or other equity interests or of fully paid and non-assessable capital stock or other equity interests may not be recognized or embodied in the laws of various foreign jurisdictions) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
(k)     Execution and Delivery of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized by the Company and, at the Closing Date, each of the Offered Securities will have been duly executed and delivered by the Company and the Offered Securities will have been authenticated and will conform to the information in the General Disclosure Package and to the description of such Offered Securities in the Final Prospectus; and the Indenture and the Offered Securities, at the Closing Date, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(l)     No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(m)     Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
(n)     Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the sale of the Offered Securities, except (x) such as have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform its obligations under this Agreement and (z) as may be required under state securities laws.

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(o)     Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property owned by them in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) are disclosed in the General Disclosure Package.
(p)     Absence of Defaults and Conflicts Resulting from Transaction. The performance of the Indenture, the execution, delivery and performance of this Agreement, the issuance of the Offered Securities under the Indenture and the sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the cases of clause (B) or (C), for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)     Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
(r)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(s)     Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or comply with any such License would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.
(t)     Absence of Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is

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contemplated or threatened, and to the knowledge of the Company, no dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers exists or is imminent, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)     Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary for the conduct of their respective businesses; and (x) the conduct of their respective businesses will not conflict with any such rights of others, except to the extent such conflict would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (y) neither the Company nor any of its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which has not been resolved or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)     Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, as described in the General Disclosure Package and for any such failure to comply, or failure to receive required permits, licenses, certificates, authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the General Disclosure Package, (x) there are no proceedings that are pending, or that are known to the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries after giving effect to the Acquisition and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

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(w)     Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of Debt Securities” and “Description of the Notes”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
(x)     Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
(y)     Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective.
(z)     Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of disclosure controls and procedures, internal controls over financial reporting, and an internal audit function (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Within the next 180 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect. Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(aa)     Litigation. Except as disclosed in the General Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably

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be expected to have a Material Adverse Effect and, to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.
(bb)     Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP; the schedules included in the Registration Statement present fairly the information required to be stated therein.
(cc)     No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements of the Company included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
(dd)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
(ee)     Ratings. No “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.
(ff)     Insurance. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management has determined are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at substantially similar cost from similar insurers as may be necessary to continue its business.

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(gg)     Taxes. The Company and its subsidiaries have filed all federal income tax returns and all other material federal, state, local and foreign tax returns required to be filed prior to the date hereof and have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and except as otherwise disclosed in the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each such case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(hh)     Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so maintain such plans would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan for which the 30-day notice requirement has not been waived, except for any reportable events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for such liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)     No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or violated or is in violation in any material respect with any applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate,

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payoff, influence, payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to achieve compliance in all material respects with applicable anti-bribery and anti-corruption laws.
(jj)     Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(kk)     No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit trade or investment with that country or territory, including Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or facilitating any activities of or business (i) with any person that, at the time of such funding or facilitation, is the subject or target of applicable Sanctions in violation of such Sanctions or (ii) in any Sanctioned Country in violation of Sanctions applicable to the Company.
(ll)     Independence of Auditors. KPMG LLP, who have audited the annual financial statements of the Company and its subsidiaries and the Company’s internal control over financial reporting, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.
(mm)     The Stock Purchase Agreement. The Stock Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity. The Company has not received any notice of termination of the Stock Purchase Agreement from any other party thereto. To the knowledge

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of the Company, all of the representations and warranties of the Sellers in the Stock Purchase Agreement were true and correct in all material respects when made. The Company has no knowledge that its conditions to the closing of the transactions contemplated by the Stock Purchase Agreement will not be satisfied as contemplated therein and the Company has not received notice from the Sellers that their conditions to the closing of the transactions contemplated by the Stock Purchase Agreement, including the continued accuracy of the Sellers’ representations and warranties in accordance with Sections 8.02(a) and 8.02(b) of the Stock Purchase Agreement, will not be satisfied as contemplated therein.
3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of the 2022 Securities set forth opposite the names of the Underwriters on Schedule A hereto at a purchase price of 99.391% of the principal amount thereof, plus accrued interest, if any, from November 13, 2017 to the Closing Date and (ii) the aggregate principal amount of the 2027 Securities set forth opposite the names of the Underwriters on Schedule A hereto at a purchase price of 99.154% of the principal amount thereof, plus accrued interest, if any, from November 13, 2017 to the Closing Date.
The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, New York, New York at 10:00 A.M., New York time, on November 13, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office at least 24 hours prior to the Closing Date.
4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
5.     Certain Agreements of the Company. The Company agrees with the several Underwriters that:
(a)     Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

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(b)     Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation to which the Representatives reasonably object within a reasonable period after receipt thereof; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c)     Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)     Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10‑Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10‑K.
(e)     Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so

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furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
(f)     Blue Sky Qualifications. The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution and the Registration Statement remains in effect, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (f), be required to be so qualified, or subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.
(g)     Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system of the Commission or any successor U.S. federal agency, it is not required to furnish such reports or statements to the Underwriters.
(h)     Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel to the Underwriters relating to such qualification) and the preparation and printing of memoranda relating thereto, any fees charged by investment ratings agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
(i)     Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

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(j)     Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(k)     Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending on the Closing Date.
(l)     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
6.     Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
(b) Term Sheet. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

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7.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)     Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in a form acceptable to the Representatives.
(b)     Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives shall be contemplated by the Commission.
(c)     No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business, or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(d)     Opinion of Counsel for the Company. The Representatives shall have received opinions, dated the Closing Date, of (i) Dorsey & Whitney LLP, counsel for the Company, substantially in the form attached hereto as Annex 1 and (ii) Mark J. Isaacson, Senior Vice

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President, General Counsel and Corporate Secretary of the Company, substantially in the form attached hereto as Annex 2.
(e)     Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
(f)     Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer or treasurer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
8.     Indemnification and Contribution. (%3) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage

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or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(a)     Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”; and (ii) the following information in the Final Prospectus furnished on behalf of the Representatives: the third sentence of the tenth paragraph under the caption “Underwriting”.
(b)     Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume

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the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(c)     Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8

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(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
9.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
11.     Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o, BNP Paribas Securities Corp., 787 7th Avenue, New York, NY 10019, Attention: Syndicate Desk, Telephone: 212-841-2871, Toll-Free: 1-800-854-5674, Email: new.york.syndicate@bnpparibas.com; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, Telephone:

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212-834-5433, Facsimile: 212-834-6081; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: 212-901-7881; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Mosaic Company c/o The Mosaic Company, 3033 Campus Drive, Suite E490, Plymouth, MN 55441 Attention: Mark J. Isaacson, Esq., Senior Vice President, General Counsel and Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
12.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
13.     Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
14.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
15.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)     No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;
(b)     Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)     Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives do not have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d)     Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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16.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
17.     Expenses. Except as provided in Sections 5(e), 5(h), 8 and 10 hereof, the Company and the Underwriters shall pay all of its own costs and expenses, including the fees of its counsel.

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.
Very truly yours,

THE MOSAIC COMPANY
By:	/s/ Richard L. Mack
Name: Richard L. Mack
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]
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The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BNP PARIBAS SECURITIES CORP.
By:	/s/ Richard Zellweger
Name: Richard Zellweger
Title: Managing Director

GOLDMAN SACHS & CO. LLC
By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

J.P. MORGAN SECURITIES LLC
By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Richard M. Levin
Name: Richard M. Levin
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature Page to Underwriting Agreement]
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SCHEDULE A

Underwriter	Principal Amount of 2022 Securities	Principal Amount of 2027 Securities
BNP Paribas Securities Corp.	$104,500,000	$133,000,000
Goldman Sachs & Co. LLC .	$104,500,000	$133,000,000
J.P. Morgan Securities LLC	$104,500,000	$133,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$104,500,000	$133,000,000
BMO Capital Markets Corp.	$24,750,000	$31,500,000
MUFG Securities Americas Inc.	$24,750,000	$31,500,000
U.S. Bancorp Investments, Inc.	$24,750,000	$31,500,000
Wells Fargo Securities, LLC	$24,750,000	$31,500,000
Barclays Capital Inc.	$11,000,000	$14,000,000
PNC Capital Markets LLC	$11,000,000	$14,000,000
Scotia Capital (USA) Inc.	$11,000,000	$14,000,000

Total	$550,000,000	$700,000,000

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SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
1. Pricing term sheet dated November 8, 2017 relating to the Offered Securities attached hereto as Exhibit B.

2.	Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
1. Preliminary Prospectus dated November 8, 2017.

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Exhibit B
Filed Pursuant to Rule 433
Registration No. 333-216133
November 8, 2017
Relating to Preliminary Prospectus Supplement
dated November 8, 2017

THE MOSAIC COMPANY
Pricing Term Sheet
$550,000,000 3.250% Senior Notes due 2022
$700,000,000 4.050% Senior Notes due 2027

Issuer:	The Mosaic Company
Ratings: (Moody’s/S&P/Fitch)*:	Baa3 / BBB- / BBB-
Outlooks: (Moody’s/S&P/Fitch)*:	Stable / Stable / Stable
Security Type:	Senior Unsecured Notes
Format:	SEC Registered
Pricing Date:	November 8, 2017
Settlement Date (T+3):	November 13, 2017
	3.250% Senior Notes due 2022	4.050% Senior Notes due 2027
Maturity Date:	November 15, 2022	November 15, 2027
Interest Payment Dates:	May 15 and November 15, beginning May 15, 2018	May 15 and November 15, beginning May 15, 2018
Principal Amount:	$550,000,000	$700,000,000
Benchmark:	2.000% due October 31, 2022	2.250% due August 15, 2027
Benchmark Price / Yield:	99-31 ¾ / 2.002%	99-11+ / 2.324%
Spread to Benchmark:	+ 125 bps	+ 175 bps
Yield to Maturity:	3.252%	4.074%
Coupon:	3.250%	4.050%
Public Offering Price:	99.991%	99.804%
Optional Redemption:
Make-Whole Call:	At any time prior to October 15, 2022, at the greater of (i) 100% or (ii) a make-whole price calculated using a discount rate of Treasury plus 20 basis points	At any time prior to August 15, 2027, at the greater of (i) 100% or (ii) a make-whole price calculated using a discount rate of Treasury plus 30 basis points
Par Call:	At any time on or after October 15, 2022	At any time on or after August 15, 2027

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Special Mandatory Redemption:
In the event that (a) the Acquisition is not consummated on or prior to April 1, 2018 or (b) if prior to April 1, 2018, the Stock Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, the Company will be required to redeem the notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, such redemption being a “special mandatory redemption.” The “special mandatory redemption date” will be selected by the Company and will be a date no later than the tenth business day following the earlier to occur of (a) April 1, 2018, or (b) the date that the Stock Purchase Agreement is terminated other than in connection with the consummation of the Acquisition. In the event the parties to the Stock Purchase Agreement agree to extend the Termination Date (as defined in the Stock Purchase Agreement) to a date that is later than April 1, 2018, the Company will have the right to extend the “special mandatory redemption date” to a date that is no later than 10 business days following such date after April 1, 2018.

Special Optional Redemption
In the event that the Company determines, in its judgment, that the Acquisition will not be consummated on or before April 1, 2018, the Company, at its option, may redeem the notes, in whole but not in part, at a price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the notes being redeemed to, but not including, the date of such redemption. In the event the parties to the Stock Purchase Agreement agree to extend the Termination Date (as defined in the Stock Purchase Agreement) to a date that is later than April 1, 2018, the Company will have the right to extend the “special optional redemption date” to such later date.

CUSIP / ISIN:	61945CAF0 / US61945CAF05	61945CAG8 / US61945CAG87
Denominations:	$2,000 x $1,000
Total Net Proceeds (Before Expenses):	$1,240,728,500
Joint Book-Running Managers:
BNP Paribas Securities Corp.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
BMO Capital Markets Corp.
MUFG Securities Americas Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers	Barclays Capital Inc. PNC Capital Markets LLC Scotia Capital (USA) Inc.

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*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The Issuer expects to deliver the notes against payment for the notes on or about November 13, 2017, which will be the third business day following the date of the pricing of the notes, or “T+3”. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their advisors.

The Issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

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Annex 1

[Form of Opinion of Dorsey & Whitney LLP]

(i)    The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms;

(ii)    The Indenture has been duly qualified under the Trust Indenture Act;

(iii)    The Offered Securities have been duly authorized, executed, issued and delivered and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the holders of the Offered Securities are entitled to the benefits of the Indenture;

(iv)    The Offered Securities and the Indenture conform in all material respects to the statements in the Registration Statement, General Disclosure Package and Final Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”;

(v)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;

(vi)    No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries) is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws as to which such counsel expresses no opinion;

(vii)    The performance of the Indenture, the execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or by-laws of the Company, any statute, rule or regulation of the United States or the States of Minnesota or New York or the Delaware General Corporation Law or any judgment or order known to such counsel, in each case, of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any

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agreement or instrument of the Company or any of its subsidiaries which has been filed by the Company as an exhibit to the Registration Statement or the documents incorporated by reference therein, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Underwriting Agreement;

(viii)    The Registration Statement has become effective under the Act, the Final Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(ix)    The statements in the Registration Statement, General Disclosure Package and Final Prospectus under the captions “Description of Debt Securities”, “Description of the Notes”, and “Certain U.S. Federal Income Tax Considerations” to the extent that they constitute summaries of legal matters, legal proceedings or legal conclusions have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein;

(x)    There are no legal or governmental proceedings known to such counsel required to be described in the Registration Statement or the Final Prospectus which are not described as required;

(xi)    The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

(xii)    The Registration Statement, including without limitation the Rule 430B information, the Final Prospectus, and each amendment or supplement to the Registration Statement and the Final Prospectus, as of their respective effective or issue date (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2)), other than the financial statements and supporting schedule and other financial data included therein or omitted therefrom and the Form T-1, as to which such counsel expresses no opinion, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

Nothing has come to such counsel’s attention that would lead such counsel to believe that any part of the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel makes no statement), as of the Effective Time or as of Closing Date, or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel makes no statement), as of its effective time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (except for financial statements and schedules and other financial data

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included or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement), as of the date of the Underwriting Agreement or as of the Closing Date, or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement), as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel’s attention that would lead such to believe that the General Disclosure Package (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

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Annex 2
[Form of Opinion of Mark J. Isaacson, General Counsel and Corporate Secretary]

1.    The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware, and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

2.    The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify and be in good standing would not reasonably be expected to have a Material Adverse Effect;

3.    Each subsidiary of the Company that is organized under the laws of the state of Delaware has been duly organized and is validly existing and in good standing under the laws of such state, and has full corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, except where the failure to so qualify and be in good standing would not reasonably be expected to have a Material Adverse Effect;

4.    The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations thereunder, will not breach or result in a default under any other contract or agreement filed as an exhibit to the Registration Statement; and

5.    To the best of counsel’s knowledge, there are no legal proceedings pending, or known to be contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of either the Company or any of its subsidiaries is the subject, in each case that would be required to be described, pursuant to Item 103 of Regulation S-K promulgated by the Commission under the Securities Act, in the Registration Statement and Prospectus except such as are described in the Registration Statement and Prospectus as required by Item 103 of Regulation S-K.

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